UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street 12th Floor New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2017, Empire State Realty OP, L.P. (the “Operating Partnership”) and its general partner, Empire State Realty Trust, Inc. (the “Company”), entered into an amended and restated senior unsecured revolving credit and term loan facility (the “Facility”) with Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo, National Association and Capital One, National Association, as co-syndication agents, and the lenders party thereto. The Facility amends and restates the credit facility dated as of January 23, 2015, by and among the Operating Partnership, the Company, Bank of America, N.A., as administrative agent, and the other parties named therein.

Amount. The Facility is in the original principal amount of up to $1.365 billion, which consists of a $1.1 billion revolving credit facility and a $265 million term loan facility. The term loan facility was borrowed in full by the Operating Partnership at closing. The Operating Partnership may request the Facility be increased through one or more increases in the revolving credit facility or one or more increases in the term loan facility or the addition of new pari passu term loan tranches, for a maximum aggregate principal amount not to exceed $1.75 billion.

Guarantors. Certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Facility (collectively, the Company, the Operating Partnership and the guarantors are referred to herein as the “Loan Parties”).

Interest. Amounts outstanding under the (a) term loan facility bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that the Operating Partnership expects will range from 0.900% to 1.800% depending upon its leverage ratio and credit rating, or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.000% to 0.800% depending upon its leverage ratio and credit rating and (b) revolving credit facility bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that the Operating Partnership expects will range from 0.825% to 1.550% depending upon its leverage ratio and credit rating or (y) a base rate, plus a spread that the Operating Partnership expects will range from 0.000% to 0.550% depending upon its leverage ratio and credit rating. As of the closing date, the applicable interest rate for borrowings under the revolving credit facility was 1.10% plus the London Interbank Offered Rate, and the applicable rate for borrowings under the term loan facility was 1.20% plus the London Interbank Offered Rate.

Fees. The Operating Partnership will pay certain customary fees and expense reimbursements in connection with the Facility, including a 0.15% facility fee on undrawn commitments under the revolving credit facility.

Maturity and Prepayment. The revolving credit facility matures on August 29, 2021, and may be extended by two six-month periods at the option of the Operating Partnership, subject to the conditions provided in the amended and restated credit agreement. The term loan facility matures on August 29, 2022. The Operating Partnership may prepay loans under the Facility at any time, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of Eurodollar Rate borrowings.

Financial Covenants. The Facility includes the following financial covenants, subject to customary qualifications and cushions: (i) the ratio of total indebtedness to total asset value of the Loan Parties and their consolidated subsidiaries shall not exceed 60%, (ii) the ratio of total secured indebtedness to total asset value of the Loan Parties and their consolidated subsidiaries shall not exceed 40%, (iii) tangible net worth will not be less than the sum of $1,249,392,000, plus 75% of net cash proceeds of equity issuances received by the Company, (iv) the ratio of adjusted EBITDA (as defined in the Facility) to consolidated fixed charges will not be less than 1.50x, (v) the ratio of aggregate net operating income with respect to all unencumbered eligible properties to the portion of interest expense attributable to unsecured indebtedness will not be less than 1.75x, and (vi) the ratio of total unsecured indebtedness to unencumbered asset value will not exceed 60%.

Other Covenants. The Facility contains customary covenants, including limitations on liens, investment, distributions, debt, fundamental changes, and transactions with affiliates, and will require certain customary financial reports.

Events of Default. The Facility contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (defined in the Facility).

The Facility will be used for the working capital needs of the Operating Partnership and its subsidiaries and for other general corporate purposes.

Some of the lenders and their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Operating Partnership, the Company and their affiliates in the ordinary course of business.

The foregoing description of the Facility is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement governing the Facility, a copy of which is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated August 29, 2017, among the Company, the Operating Partnership, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo, National Association and Capital One, National Association, as co-syndication agents, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: September 5, 2017	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

	By:	Empire State Realty Trust, Inc., as general partner

Date: September 5, 2017	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated August 29, 2017, among the Company, the Operating Partnership, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo, National Association and Capital One, National Association, as co-syndication agents, and the lenders party thereto